Exhibit 5.1

November 9, 2005	Main (858) 450-8400 Fax (858) 450-8499

DTS, Inc. 5171 Clareton Drive Agoura Hills, CA 91301

Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to DTS, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 filed with the Securities and Exchange Commission on or about November 9, 2005 (as may be further amended or supplemented, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933 (the “Act”) (i) 682,703 additional shares of the Company’s Common Stock, par value $0.0001 per share, reserved for issuance under the Company’s 2003 Equity Incentive Plan and (ii) 100,000 additional shares of the Company’s Common Stock reserved for issuance under the Company’s 2003 Employee Stock Purchase Plan and 2003 Foreign Subsidiary Employee Stock Purchase Plan (together, in total, the “Shares”).  The Company’s 2003 Equity Incentive Plan shall be referred to herein as the “Incentive Plan,” and the Company’s 2003 Employee Stock Purchase Plan and 2003 Foreign Subsidiary Employee Stock Purchase Plan shall be collectively referred to herein as the “Purchase Plans.”

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of the Company’s charter documents, the corporate proceedings taken by the Company in connection with the establishment of the Incentive Plan and the Purchase Plans and such other corporate records, certificates of officers of the Company and public officials, and have made such other factual and legal investigations as we have deemed relevant, necessary or appropriate.  In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed or photocopies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

Based on such review, subject to the assumptions stated above and relying on the statements of fact contained in the documents, instruments, records, certificates, statements and representations

Heller Ehrman LLP 4350 La Jolla Village Drive, 7th Floor San Diego, CA 92122-1246 www.hellerehrman.com

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described above, and assuming that the purchase or exercise price is equal to, and the Company receives property or cash at least equal to, the par value of the Shares, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Incentive Plan and in accordance with the Registration Statement, or (b) the provisions of stock purchase agreements duly authorized under the Purchase Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan, the Purchase Plans or the Shares.

Very truly yours,

/s/ Heller Ehrman LLP